UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd, Eagan
 Minnesota, Utah, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Current Report of Form 8-K filed by Dynatronics Corporation (the "Company") on May 18, 2023, on October 1, 2023, (a) John Krier's resignation as Chief Executive Officer and as a member of its Board of Directors (the "Board"), and (b) Brian D. Baker's (i) appointment as the Company's Chief Executive Officer and as a member of the Board, to fill the vacancies created by Mr. Krier's resignation from such positions, and (ii) resignation as the Company's Chief Operating Officer, became effective.  Notwithstanding Mr. Krier's resignations described above, the Company and Mr. Krier have agreed that Mr. Krier will continue to serve as the Company's Interim Chief Financial Officer and principal accounting officer while the Company continues its search for a permanent Chief Financial Officer and principal accounting officer.

In connection with Mr. Baker's appointment as the Company's Chief Executive Officer, the Company and Mr. Baker entered into an Employment Agreement effective as of October 1, 2023 (the "Employment Agreement").  Pursuant to the Employment Agreement, the Company will pay Mr. Baker an annual base salary of $212,000 per year and he will be eligible for an annual equity award of restricted stock units, or RSUs, valued at $75,000, with such grants vesting fifty percent (50%) on the date of grant and fifty percent (50%) on the first anniversary of the date of grant, subject to applicable terms and conditions determined by the Compensation Committee of the Board (the "Compensation Committee"). Additionally, at the next regularly scheduled meeting of the Compensation Committee following Mr. Baker's appointment date, the Compensation Committee will consider a grant (the "Initial Awards") to Mr. Baker of (i) 50,000 RSUs, which, upon vesting, will entitle Mr. Baker will to a number of shares of common stock equal to the number of RSUs that have vested, and (ii) a stock option for the purchase of 15,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant.  If granted, such Initial Awards will vest in four equal annual installments commencing on the first anniversary of the grant date.  All equity grants awarded to Mr. Baker in accordance with the terms of the Employment Agreement will be subject to the terms and conditions of the Company's applicable equity incentive plans.

Any incentive-based or other compensation paid to Mr. Baker under the Employment Agreement or any other agreement or arrangement with the Company will be subject to deductions and clawbacks to the extent required to be made umder applicable laws and/or stock exchange listing requirements (whether currently in existence or later adopted) or any policy established by the Company pursuant to such laws or listing requirements.

Under the Employment Agreement, Mr. Baker will also be eligble to participate in the employee benefit plans and programs generally available to the Company's senior executives and entitled to the fringe benefits and perquisites thay may be made available from time to time to other top executives of the Company at the discretion of the Compensation Committee, in accordance with and subject to the terms and conditions of such plans and programs.

The Employment Agreement continues until terminated by the Company or by Mr. Baker in accordance with its terms. If the Company terminates Mr. Baker's employment during the first 12 months without cause as defined under the Employment Agreement, the Company must pay Mr. Baker an amount equal to ninety (90) days' base salary. In addition, in such event and to the extent applicable, one-half of the Initial Awards granted to him at the as contemplated above will automatically vest, subject to his execution of a release of all claims against the Company. Mr. Baker is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Baker on the same terms as it has with its other directors and executive officers.

In connection with Mr. Krier's appointment as the Company's Interim Chief Financial Officer, the Company entered into a Consulting Agreement with JKrier LLC, pursuant to which Mr. Krier will provide such services to the Company, which also became effective October 1, 2023 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the Company will pay to Mr. Krier consulting fees in the amount of $2,500 per week. Mr. Krier will not be eligible to participate in any employee benefits programs offered by the Company, but will receive reimbursement of reasonable and necessary out-of-pocket expenses. The Consulting Agreement will terminate on December 31, 2023, unless earlier terminated in accordance with its terms.

The foregoing descriptions of the Employment Agreement and the Consulting Agreement are summaries of the material terms thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text thereof filed with this report as Exhibit 10.1 and 10.2 respectively, each of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the appointment of Mr. Baker as the Company's Chief Executive Officer and as a member of the Board and of Mr. Krier as the Company's Interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement between the Company and Brian D. Baker, effective as of October 1, 2023

10.2	Consulting Agreement between the Company and JKrier LLC, effective as of October 1, 2023

99.1	Press Release dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023	DYNATRONICS CORPORATION

	By:	/s/Brian D. Baker
	Name:	Brian D. Baker
	Title:	President and Chief Executive Officer